Exhibit 99.1

Veralto Reports Second Quarter 2026 Results
WALTHAM, Mass., (July 28, 2026) – Veralto (NYSE: VLTO) (the “Company”), a global leader in essential water and product quality solutions dedicated to Safeguarding the World's Most Vital Resources™, announced results for the second quarter ended July 3, 2026.
Key Second Quarter 2026 Results:
•Sales increased 7.6% year-over-year to $1,474 million, with non-GAAP core sales growth of 4.2%
•Operating profit margin was 21.4% and non-GAAP adjusted operating profit margin was 24.6%
•Net earnings were $241 million, or $0.98 per diluted common share
•Non-GAAP, adjusted net earnings were $274 million, or $1.11 per diluted common share
•Operating cash flow was $340 million and non-GAAP free cash flow was $328 million
•These second quarter results include benefits from recoveries of tariffs previously collected under the International Emergency Economic Powers Act (“IEEPA”) of approximately $0.05 per share
"In the second quarter, total sales grew approximately 8%, adjusted earnings per share increased 19%, and we generated robust free cash flow. We delivered 4.2% core sales growth year-over-year, led by Water Quality at 5.7%, with sequential acceleration in both segments. We continue to advance long-term value creation through strategic bolt-on acquisitions - including In-Situ, GlobalVision and, most recently, Alfaa UV - as well as opportunistic share repurchases. These actions reflect the accelerating growth profile of our portfolio, our VES-driven execution and commitment to disciplined capital allocation," said Jennifer L. Honeycutt, President and Chief Executive Officer.
Honeycutt continued, "In Water Quality, we continue to benefit from strong demand across industrial water treatment, water reuse initiatives and environmental water monitoring workflows. Demand for water analytics supporting the daily operations of our municipal customers remains steady. In PQI, demand also remains steady for our marking and coding solutions, while our digital workflow solutions in packaging and color continue to deliver strong underlying growth. We expect PQI core sales growth to accelerate meaningfully in the second half, driven by increasing adoption of digital workflow solutions and contributions from recent product launches.”
"Looking ahead, we expect total year-over-year core sales growth to accelerate to approximately 5% to 6% in the second half of the year. Reflecting this momentum and our strong first half performance, we increased our full-year adjusted earnings per share guidance to $4.35 to $4.43, representing 12% to 14% year-over-year growth. Supported by a strong balance sheet and robust cash generation, we remain focused on compounding long-term shareholder value through high-quality growth, VES-driven execution and disciplined capital allocation," concluded Honeycutt.
2026 Guidance
The Company provides forecasted sales guidance on a non-GAAP basis because of the difficulty in estimating the other components of GAAP sales, such as currency translation, acquisitions, and divestitures.
For the third quarter of 2026, the Company anticipates non-GAAP core sales growth in the range of 4.0% to 5.0% year-over-year with adjusted operating profit margin expansion of approximately 25 basis points year-over-year. The Company’s third quarter adjusted diluted earnings per share guidance is in the range of $1.06 to $1.09 per share.
For the full year 2026, the Company raised its non-GAAP core sales growth to a range of 4.0% to 4.5% year-over-year, up from the prior guidance range of 3.0% to 4.5%. Adjusted operating profit margin is expected to expand 25 to 50 basis points year-over-year, including the benefit of IEEPA tariff refunds received in the second quarter. The Company raised its guidance for adjusted diluted earnings to a range of $4.35 to $4.43 per share, up from the prior guidance range of $4.20 to $4.28 per share. This includes a $0.05 per share benefit related to IEEPA tariff refunds received in the second quarter. Free cash flow conversion guidance has been increased to greater than 100% of GAAP net earnings.
Conference Call and Webcast Information
Veralto will webcast its second quarter 2026 earnings conference call tomorrow starting at 7:30 a.m. (ET). Access to the webcast, slide presentation and prepared remarks will be available on the “Investors” section of Veralto’s website, www.veralto.com, under the subheading “News & Events” and additional materials will be posted to the same section of Veralto’s website. A replay of the webcast will be available in the same section of Veralto’s website shortly after the conclusion of the call and will remain available until the next quarterly earnings call.
The conference call can be accessed by dialing +1 (833) 309-3473 (U.S.) or +1 (785) 838-9251 (INTL) (Conference ID: VLTO2Q26). A replay of the conference call will be available shortly after the conclusion of the call and until August 7, 2026. You can access the replay dial-in information on the “Investors” section of Veralto’s website under the subheading “News & Events.”
ABOUT VERALTO
With annual sales of approximately $5.5 billion, Veralto is a global leader in essential technology solutions with a proven track record of solving some of the most complex challenges we face as a society. Our industry-leading companies with globally recognized brands help billions of people around the world access clean water, safe food and trusted essential goods. Headquartered in Waltham, Massachusetts, our global team of approximately 17,000 associates is committed to making an enduring positive impact on our world and united by a powerful purpose: Safeguarding the World's Most Vital Resources™.
NON-GAAP MEASURES AND SUPPLEMENTAL MATERIALS
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. Calculations of these measures, the reasons why we believe these measures provide useful information to investors, a reconciliation of these measures to the most directly comparable GAAP measures, as applicable, and other information relating to these non-GAAP measures are included in the supplemental reconciliation schedule attached.
In addition, this earnings release, the slide presentation accompanying the related earnings call, non-GAAP reconciliations and a note containing details of historical and anticipated, future financial performance have been posted to the “Investors” section of Veralto’s website (www.veralto.com) under the subheading “Quarterly Earnings.”
FORWARD-LOOKING STATEMENTS
Certain statements in this release, including the statement regarding the Company's anticipated third quarter and full year 2026 financial performance, the Company’s differentiation and positioning to continue delivering sustainable, long-term shareholder value and any other statements regarding events or developments that we believe or anticipate will or may occur in the future are "forward-looking" statements within the meaning of the federal securities laws. All statements other than historical factual information are forward-looking statements, including, without limitation, statements regarding: projections of revenue, expenses, profit, profit margins, asset values, pricing, tax rates, tax provisions, cash flows, pension and benefit obligations and funding requirements, Veralto’s liquidity position or other projected financial measures; Veralto’s management’s plans and strategies for future operations, including statements relating to anticipated operating performance, customer demand, cost reductions, restructuring activities, new product and service developments, competitive strengths or market position, acquisitions and the integration thereof, divestitures, spin-offs, split-offs, initial public offerings, other securities offerings or other distributions, strategic opportunities, stock repurchases, dividends and executive compensation; growth, declines and other trends in markets Veralto sells into, the impact of global trade policies, tariffs, restrictions on imports, related countermeasures and reciprocal tariffs; future new or modified laws, regulations, accounting pronouncements or public policy changes; regulatory approvals and the timing and conditionality thereof; outstanding claims, legal proceedings, tax audits and assessments and other contingent liabilities; future foreign currency exchange rates and fluctuations in those rates; results of operations and/or financial condition; general economic and capital markets conditions; the anticipated timing of any of the foregoing; assumptions underlying any of the foregoing; and any other statements that address events or developments that Veralto intends or believes will or may occur in the future. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings. These forward-looking statements speak only as of the date of this release and except to the extent required by applicable law, the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

Investor Relations Contact:
Ryan Taylor
Vice President, Investor Relations
investors@veralto.com

Media Relations Contact:
Steve Field
Vice President, Communications
steve.field@veralto.com

VERALTO CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
($ and shares in millions, except per share amounts)
(unaudited)

	Three-Month Period Ended		Six-Month Period Ended
	July 3, 2026	July 4, 2025	July 3, 2026	July 4, 2025
Sales	$1,474	$1,371	$2,896	$2,703
Cost of sales	(572)	(549)	(1,140)	(1,076)
Gross profit	902	822	1,756	1,627
Operating costs:
Selling, general and administrative expenses	(514)	(442)	(962)	(861)
Research and development expenses	(73)	(67)	(141)	(131)
Operating profit	315	313	653	635
Nonoperating income (expense):
Other income (expense), net	1	—	8	(6)
Interest expense, net	(27)	(28)	(51)	(55)
Earnings before income taxes	289	285	610	574
Income taxes	(48)	(63)	(115)	(127)
Net earnings	$241	$222	$495	$447
Net earnings per common share:
Basic	$0.98	$0.89	$2.01	$1.80
Diluted	$0.98	$0.89	$2.00	$1.79
Average common stock and common equivalent shares outstanding:
Basic	245.2	248.2	246.4	248.0
Diluted	245.8	249.9	247.5	250.0

This information is presented for reference only.

VERALTO CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Reconciliation of GAAP to Non-GAAP Financial Measures
($ in millions)

	Three-Month Period Ended July 3, 2026
	Sales	Operating profit	Operating profit margin	Net earnings for calculation of diluted net earnings per common share	Diluted net earnings per common share
Reported (GAAP)	$1,474	$315	21.4%	$241	$0.98
Amortization of acquisition-related intangible assets A	—	17	1.2	17	0.07
Restructuring B	—	29	2.0	29	0.12
Other items C	—	2	0.1	2	0.01
Tax effect of the above adjustments D	—	—	—	(11)	(0.04)
Discrete tax adjustments E	—	—	—	(4)	(0.02)
Rounding	—	—	(0.1)	—	(0.01)
Adjusted (Non-GAAP)	$1,474	$363	24.6%	$274	$1.11

	Three-Month Period Ended July 4, 2025
	Sales	Operating profit	Operating profit margin	Net earnings for calculation of diluted net earnings per common share	Diluted net earnings per common share
Reported (GAAP)	$1,371	$313	22.8%	$222	$0.89
Amortization of acquisition-related intangible assets A	—	9	0.7	9	0.04
Other items C	—	3	0.2	3	0.01
Tax effect of the above adjustments D	—	—	—	(2)	(0.01)
Adjusted (Non-GAAP)	$1,371	$325	23.7%	$232	$0.93

VERALTO CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Notes to Reconciliation of GAAP to Non-GAAP Financial Measures
($ in millions)
A Amortization of acquisition-related intangible assets in the following historical periods (only the pretax amounts set forth below are reflected in the amortization line item above):

	Three-Month Period Ended
	July 3, 2026	July 4, 2025
Pretax	$17	$9
After-tax	14	7
B    Costs incurred during the three-month period ended July 3, 2026 related to the 2026 Cost Optimization Program ($29 million pretax as reported in this line item, $21 million after-tax).
C    Costs incurred during the three-month periods ended July 3, 2026 and July 4, 2025 related to certain strategic initiatives ($2 million pretax and after-tax, and $3 million pretax and after-tax as reported in this line item, respectively).
D    This line item reflects the aggregate tax effect of all nontax adjustments reflected in the preceding line items of the table. In addition, the footnotes above indicate the after-tax amount of each individual adjustment item. Veralto estimates the tax effect of each adjustment item by applying Veralto’s overall estimated effective tax rate to the pretax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.
E    Discrete tax matters relate to changes in estimates associated with prior period uncertain tax positions, audit settlements and excess tax benefits from stock-based compensation.

VERALTO CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Sales Growth by Segment, Core Sales Growth by Segment

	% Change Three-Month Period Ended July 3, 2026 vs. Comparable 2025 Period
		Segments
	Total Company	Water Quality	Product Quality and Innovation
Total sales growth (GAAP)	7.6%	10.1%	3.8%
Impact of:
Acquisitions/divestitures	(2.4)%	(3.2)%	(1.2)%
Currency exchange rates	(1.0)%	(1.2)%	(0.6)%
Core sales growth (non-GAAP)	4.2%	5.7%	2.0%

VERALTO CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Forecasted Core Sales Growth, Adjusted Operating Profit Margin, Adjusted Diluted Net Earnings per Share and Free Cash Flow to Net Earnings Conversion Ratio
The Company provides forecasted sales only on a non-GAAP basis because of the difficulty in estimating the other components of GAAP revenue, such as currency translation, acquisitions and divested product lines. Additionally, we do not reconcile adjusted operating profit margin (or components thereof), adjusted diluted earnings per share or free cash flow to net earnings conversion ratio to the comparable GAAP measures because of the difficulty in estimating the other unknown components such as investment gains and losses, impairments and separation costs, which would be reflected in any forecasted GAAP operating profit, forecasted diluted earnings per share or forecasted net earnings ratio.

% Change Three-Month Period Ending October 2, 2026 vs. Comparable 2025 Period
Core sales growth (non-GAAP)	+4.0% to 5.0%

Three-Month Period Ending October 2, 2026
Adjusted Operating Profit Margin (non-GAAP)	+25 basis points
Adjusted Diluted Net Earnings per Share (non-GAAP)	$1.06 to $1.09

% Change Year Ending December 31, 2026 vs. Comparable 2025 Period
Core sales growth (non-GAAP)	+4.0% to 4.5%

Year Ending December 31, 2026
Adjusted Operating Profit Margin (non-GAAP)	+25 to 50 basis points
Adjusted Diluted Net Earnings per Share (non-GAAP)	$4.35 to $4.43
Free cash flow to net earnings conversion ratio (non-GAAP)	>100%

VERALTO CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Cash Flow and Free Cash Flow
($ in millions)

	Three-Month Period Ended		Year-over-Year Change
	July 3, 2026	July 4, 2025
Total Cash Flows (GAAP):
Net cash provided by operating activities (GAAP)	$340	$339
Total cash used in investing activities (GAAP)	$(206)	$(40)
Total cash used in financing activities (GAAP)	$558	$(15)

Free Cash Flow (non-GAAP):
Total cash provided by operating activities (GAAP)	$340	$339	~ 0.5%
Less: payments for additions to property, plant & equipment (capital expenditures) (GAAP)	(12)	(16)
Free cash flow (non-GAAP)	$328	$323	~ 1.5%

Free Cash Flow Margin
($ in millions)

	Three-Month Period Ended
	July 3, 2026	April 3, 2026	December 31, 2025	October 3, 2025
Free Cash Flow Margin (non-GAAP)
Free Cash Flow (non-GAAP)	$328	$170	$291	$258
Sales (GAAP)	$1,474	$1,422	$1,396	$1,404

Trailing Twelve Month Free Cash Flow (non-GAAP)	$1,047
Trailing Twelve Month Sales (GAAP)	$5,696
Free Cash Flow Margin (non-GAAP)	18.4%

We define free cash flow as operating cash flows, less payments for additions to property, plant and equipment (“capital expenditures”) plus the proceeds from sales of property, plant and equipment (“capital disposals”).

Statement Regarding Non-GAAP Measures
Each of the non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.  Management believes that these measures provide useful information to investors by offering additional ways of viewing Veralto Corporation’s (“Veralto” or the “Company”) results that, when reconciled to the corresponding GAAP measure, help our investors:
•with respect to the profitability-related non-GAAP measures, understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers;
•with respect to core sales and related sales measures, identify underlying growth trends in our business and compare our sales performance with prior and future periods and to our peers; and
•with respect to free cash flow and related cash flow measures (the “FCF Measure”), understand Veralto’s ability to generate cash without external financings, strengthen its balance sheet, invest in its business and grow its business through acquisitions and other strategic opportunities (although a limitation of free cash flow is that it does not take into account the Company’s non-discretionary expenditures, and as a result the entire free cash flow amount is not necessarily available for discretionary expenditures).
Management uses these non-GAAP measures to measure the Company’s operating and financial performance.
•The items excluded from the non-GAAP measures set forth above have been excluded for the following reasons:
◦Amortization of Intangible Assets: We exclude the amortization of acquisition-related intangible assets because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions we consummate. While we have a history of significant acquisition activity, we do not acquire businesses on a predictable cycle, and the amount of an acquisition’s purchase price allocated to intangible assets and related amortization term are unique to each acquisition and can vary significantly from acquisition to acquisition. Exclusion of this amortization expense facilitates more consistent comparisons of operating results over time between our newly acquired and long-held businesses, and with both acquisitive and non-acquisitive peer companies. We believe however that it is important for investors to understand that such intangible assets contribute to sales generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized.
◦Restructuring Charges: We exclude costs incurred pursuant to discrete restructuring plans that are fundamentally different (in terms of the size, strategic nature and planning requirements, as well as the inconsistent frequency, of such plans) from the ongoing productivity improvements that result from application of the Veralto Enterprise System. Because these restructuring plans are incremental to the core activities that arise in the ordinary course of our business and we believe are not indicative of Veralto’s ongoing operating costs in a given period, we exclude these costs to facilitate a more consistent comparison of operating results over time.
◦Other Adjustments: With respect to the other items excluded from the profitability-related non-GAAP measures, we exclude these items because they are of a nature and/or size that occur with inconsistent frequency, occur for reasons that may be unrelated to Veralto’s commercial performance during the period and/or we believe that such items may obscure underlying business trends and make comparisons of long-term performance difficult.
◦With respect to core operating profit margin changes, in addition to the explanation set forth in the bullets above relating to “restructuring charges” and “other adjustments”, we exclude the impact of businesses owned for less than one year (or disposed of during such period and not treated as discontinued operations) because the timing, size, number and nature of such transactions can vary significantly from period to period and may obscure underlying business trends and make comparisons of long-term performance difficult.
•With respect to core sales related measures, (1) we exclude the impact of currency translation because it is not under management’s control, is subject to volatility and can obscure underlying business trends, and (2) we exclude the effect of acquisitions and divested product lines because the timing, size, number and nature of such transactions can vary significantly from period-to-period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult.
•With respect to the FCF Measure, we exclude payments for additions to property, plant and equipment (net of the proceeds from capital disposals) to demonstrate the amount of operating cash flow for the period that remains after accounting for the Company’s capital expenditure requirements.